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AMENDMENT

TO

AMENDED AND RESTATED TRANSFER AGENCY AGREEMENT

DATED SEPTEMBER 1, 2014

Among

SS&C GIDS, INC. (as successor in interest to DST Asset Manager Solutions, Inc.)

AND

JPMORGAN FUNDS LISTED ON APPENDIX A

THIS AMENDMENT (“Amendment”) is effective as of May 7, 2026 (the “Amendment Effective Date”) and amends the Amended and Restated Transfer Agency Agreement dated September 1, 2014, as amended, by and among SS&C GIDS, INC., as successor in interest to DST Asset Manager Solutions, Inc. (“SS&C”), and JPMorgan Funds listed on Appendix A to the Agreement (each a “Fund” and together the “Funds”), (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual promises, undertakings, covenants and conditions set forth herein, the Funds and SS&C agree to amend the Agreement as follows:

1.	Appendix A – Fund List.

Appendix A – Fund List is deleted in its entirety and replaced with the Appendix A attached hereto.

2.	Governing Documents.

Section 1 is hereby deleted in its entirety and replaced with the following:

Each Fund is solely and exclusively responsible for ensuring that it complies with applicable law and its respective Governing Documents. It is the Fund’s responsibility to provide all final Fund Governing Documents to SS&C as of the Effective Date. The Fund will notify SS&C in writing of any changes to the Fund Governing Documents that may materially impact the Services prior to such changes taking effect. SS&C is not responsible for monitoring compliance by the Fund with (i) applicable law, (ii) its respective Governing Documents, or (c) any investment restrictions. For purposes of this Agreement, “Governing Documents” means the constitutional documents of an entity and, with respect to the Fund, all minutes of meetings of the board of directors or analogous governing body and of shareholders meetings, and any offering memorandum, subscription materials and other disclosure documents utilized by Fund in connection with the offering of any of its securities or interests to investors, all as amended from time to time.

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3.	Representations and Warranties.

Section 3 is hereby deleted in its entirety and replaced with the following:

Each Fund represents and warrants to SS&C that:

A. It is a business trust or corporation or money market fund duly organized and existing and in good standing under the laws of the state of its organization.

B. The Trust and each Fund set forth on Appendix A is an investment company or a money market fund registered under the Investment Company Act of 1940, as amended.

4.

Effect on Agreement. As of the Amendment Effective Date, this Amendment shall be effective to amend the Agreement and to the extent of any conflict between the Agreement and this Amendment, this Amendment shall control.

5.

Execution in Counterparts/Facsimile Transmission. This Amendment may be executed in separate counterparts, each of which will be deemed to be an original and all of which, collectively, will be deemed to constitute one and the same Amendment. This Amendment may also be signed by exchanging facsimile or electronic (e.g., PDF) copies of this Amendment, duly executed.

6.

Agreement in Full Force and Effect. Except as specifically modified by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect, and the Agreement, as amended by this Amendment, and all of its terms, including, but not limited to any warranties and representations set forth therein, if any, are hereby ratified and confirmed by the Parties as of the Amendment Effective Date.

7.	Capitalized Terms. All capitalized terms used but not defined in this Amendment will be deemed to be defined as set forth in the Agreement.

[signatures follow on the next page]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.

JPM Funds Listed on Appendix A

By:	/s/ Shannon M. Gaines
Name:	Shannon M. Gaines
Title:	Assistant Treasurer

SS&C GIDS, INC.

By:	/s/ Nicholas Wright
Name:	Nicholas Wright
Title:	Authorized Signatory

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Appendix A – List of Funds

JPMorgan Institutional Trust – Delaware Statutory Trust

JPMorgan Core Bond Trust

J.P. Morgan Fleming Mutual Fund Group, Inc. – Maryland Corporation

JPMorgan Mid Cap Value Fund

J.P. Morgan Mutual Fund Investment Trust – Massachusetts Business Trust

JPMorgan Growth Advantage Fund

JPMorgan Trust I – Delaware Statutory Trust

JPMorgan 100% U.S. Treasury Securities Money Market Fund

JPMorgan California Municipal Money Market Fund

JPMorgan California Tax Free Bond Fund1

JPMorgan Corporate Bond Fund

JPMorgan Diversified Fund

JPMorgan Emerging Markets Debt Fund

JPMorgan Emerging Markets Equity Fund

JPMorgan Europe Dynamic Fund

JPMorgan Federal Money Market Fund

JPMorgan Floating Rate Income Fund

JPMorgan Global Allocation Fund

JPMorgan Global Bond Opportunities Fund

JPMorgan Hedged Equity Fund

JPMorgan Income Builder Fund

JPMorgan Income Fund

JPMorgan International Equity Fund

JPMorgan International Focus Fund

JPMorgan Developed International Value Fund

JPMorgan Managed Income Fund

JPMorgan Mid Cap Equity Fund

JPMorgan New York Municipal Money Market Fund

JPMorgan New York Tax Free Bond Fund2

JPMorgan Prime Money Market Fund

JPMorgan Research Market Neutral Fund

JPMorgan Short Duration Core Plus Fund

JPMorgan Small Cap Blend Fund

[1]	To be liquidated and reorganized under the JPMorgan California Tax Free Bond ETF on or about 2nd quarter 2026.
[2]	To be liquidated and reorganized under the JPMorgan New York Tax Free Bond ETF on or about 2nd quarter 2026.

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JPMorgan Small Cap Equity Fund

JPMorgan SmartRetirement Income Fund

JPMorgan SmartRetirement 2025 Fund

JPMorgan SmartRetirement 2030 Fund

JPMorgan SmartRetirement 2035 Fund

JPMorgan SmartRetirement 2040 Fund

JPMorgan SmartRetirement 2045 Fund

JPMorgan SmartRetirement 2050 Fund

JPMorgan SmartRetirement 2055 Fund

JPMorgan SmartRetirement 2060 Fund

JPMorgan SmartRetirement Blend Income Fund

JPMorgan SmartRetirement Blend 2025 Fund

JPMorgan SmartRetirement Blend 2030 Fund

JPMorgan SmartRetirement Blend 2035 Fund

JPMorgan SmartRetirement Blend 2040 Fund

JPMorgan SmartRetirement Blend 2045 Fund

JPMorgan SmartRetirement Blend 2050 Fund

JPMorgan SmartRetirement Blend 2055 Fund

JPMorgan SmartRetirement Blend 2060 Fund

JPMorgan Strategic Income Opportunities Fund

JPMorgan Tax Aware Real Return Fund

JPMorgan Tax Free Money Market Fund

JPMorgan U.S. Equity Fund

JPMorgan U.S. GARP Equity Fund3

JPMorgan U.S. Large Cap Core Plus Fund

JPMorgan U.S. Research Enhanced Equity Fund

JPMorgan U.S. Small Company Fund

JPMorgan U.S. Sustainable Leaders Fund

JPMorgan U.S. Value Fund

JPMorgan Value Advantage Fund

JPMorgan Trust II – Delaware Statutory Trust

JPMorgan Core Bond Fund

JPMorgan Core Plus Bond Fund

JPMorgan Equity Income Fund

JPMorgan Equity Index Fund

JPMorgan Government Bond Fund

JPMorgan High Yield Fund

JPMorgan Investor Balanced Fund

JPMorgan Investor Conservative Growth Fund

JPMorgan Investor Growth & Income Fund

JPMorgan Investor Growth Fund

JPMorgan Large Cap Growth Fund

JPMorgan Large Cap Value Fund

[3]	To be liquidated and reorganized under the JPMorgan Fundamental Data Science Large Growth ETF on or about 2nd quarter 2026.

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JPMorgan Liquid Assets Money Market Fund

JPMorgan Mid Cap Growth Fund

JPMorgan Municipal Money Market Fund

JPMorgan Short Duration Bond Fund

JPMorgan Short-Intermediate Municipal Bond Fund

JPMorgan Small Cap Growth Fund

JPMorgan Small Cap Value Fund

JPMorgan SMID Cap Equity Fund

JPMorgan Tax Free Bond Fund

JPMorgan U.S. Government Money Market Fund

JPMorgan U.S. Treasury Plus Money Market Fund

JPMorgan Trust IV – Delaware Statutory Trust

JPMorgan Emerging Markets Research Enhanced Equity Fund

JPMorgan Equity Premium Income Fund

JPMorgan Hedged Equity 2 Fund

JPMorgan Hedged Equity 3 Fund

JPMorgan Institutional Tax Free Money Market Fund

JPMorgan Preferred and Income Securities Fund4

JPMorgan Securities Lending Money Market Fund

JPMorgan SmartRetirement 2065 Fund

JPMorgan SmartRetirement Blend 2065 Fund

JPMorgan Ultra-Short Municipal Fund

JPMorgan SmartRetirement 2070 Fund

JPMorgan SmartRetirement Blend 2070 Fund

JPMorgan OnChain Liquidity-Token Money Market Fund

Undiscovered Managers Funds – Massachusetts Business Trust

Undiscovered Managers Behavioral Value Fund

[4]	To be liquidated and reorganized under the JPMorgan Preferred and Income Securities ETF on or about 2nd quarter 2026.